                                                                    EXHIBIT 10.2

       THIS NOTE AND THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED IN
       THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 18 HEREOF TO ALL
         SENIOR INDEBTEDNESS (AS DEFINED HEREIN) AT ANY TIME OWED BY THE
        MAKER OF THIS NOTE AND THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE
             HEREOF, SHALL BE BOUND BY THE PROVISIONS OF SECTION 18.

           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
             OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED
           OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT
              OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

            THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID")
             AS DEFINED BY SECTION 1273(a) OF THE INTERNAL REVENUE
             CODE OF 1986, AS AMENDED. THE FOLLOWING INFORMATION IS
                 PROVIDED PURSUANT TO THE INFORMATION REPORTING
             REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3.

                THE ISSUE PRICE OF THIS NOTE IS $31,360,824. THE
              AMOUNT OF OID ON THIS NOTE IS $4,639,176. THE ISSUE
                 DATE OF THIS NOTE IS JANUARY 15, 2003. THE PER
          ANNUM YIELD TO MATURITY OF THIS DEBT INSTRUMENT IS [12.33]%.

                          ARDENT HEALTH SERVICES, INC.

                            Senior Subordinated Note
                                    Due 2014
                   (Amended and Restated on August 19, 2003)

$36,000,000                                                     January 15, 2003

                  ARDENT HEALTH SERVICES, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to WCAS CAPITAL PARTNERS III, L.P. ("WCAS CP III"), or registered assigns, the principal sum of THIRTY-SIX MILLION DOLLARS ($36,000,000), on August 15, 2014, and to pay interest on the principal amount hereof as provided in Section 3 hereof.

                  Subject to Sections 3 and 18 hereof, all payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

                  If any payment on this Note is due on a day which is not a Business Day, it shall be due on the next succeeding Business Day.

                  1. Certain Definitions. As used herein, the following terms shall have the meanings specified below:

                  "Agent" shall mean Bank One, N.A., together with any successor thereto, in its capacity as administrative agent pursuant to the Credit Agreement.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday or day on which banks are authorized or required to be closed in New York, New York.

                  "Credit Agreement" shall mean the Credit Agreement, dated as of August 19, 2003, among the Company, the Parent and the other guarantors named therein, the lenders from time to time parties thereto and the Agent, as the same may be amended, supplemented, replaced, restated, increased, refinanced, restructured or modified from time to time.

                  "Credit Documents" shall mean the Credit Agreement and all other documents entered into in connection with the Credit Agreement, including, without limitation, all notes, guarantees, security agreements, pledge agreements, mortgages, other collateral documents and other agreements entered into in connection therewith or in connection with any amendment, supplement, replacement, restatement, increase, refinancing, restructuring or modification of the Credit Agreement.

                  "High Yield Documents" shall mean the Indenture and all other documents entered into in connection with the Indenture, including, without limitation, all notes, guarantees, pledge agreements, other collateral documents and other agreements entered into in connection therewith, and any amendments, supplements or modifications thereof.

                  "High Yield Notes" shall mean the Company's 10% Senior Subordinated Notes due 2013, issued pursuant to the Indenture.

                  "High Yield Noteholders" means the holders of the High Yield Notes.

                  "Indenture" shall mean the Indenture, dated as of August 19, 2003, among the Company, the guarantors named therein and the Trustee, as the same may be amended, restated or otherwise modified from time to time.

                  "Lenders" means the lenders under the Credit Agreement.

                  "Parent" shall mean Ardent Health Services LLC, a Delaware limited liability company.

                  "Purchase Agreement" shall have the meaning set forth in
Section 2 below.

                  "Senior Indebtedness" shall mean (a) all principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed or allowable in any such proceedings), fees, charges, expenses, indemnification and reimbursement obligations of any kind and nature now existing or hereinafter arising, of the Company and all other amounts payable under or in respect of the Credit Documents and (b) all principal, premium (if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed or allowable in any such proceedings), fees, charges, expenses, liquidated damages, indemnification and reimbursement obligations of any kind and nature now existing or hereinafter arising and all other amounts payable under or in respect of the High Yield Notes.

                  "Senior Indebtedness Documents" shall mean the Credit Documents and the High Yield Documents.

                  "Sponsors" means (i) Welsh, Carson, Anderson & Stowe IX, L.P.,
(ii) FFC Partners II, L.P. and (iii) BancAmerica Capital Investors I, L.P.

                  "Sponsor Group" means the collective reference to (a) the Sponsors and (b) any other Person that (i) directly or indirectly, is in control of, is controlled by, or is under common control with, the Sponsors and (ii) is organized primarily for the purpose of making debt or equity investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Trustee" shall mean U.S. Bank Trust National Association, together with any successor thereto, as trustee under the Indenture.

                  2. The Notes. This Note was originally issued pursuant to the Note and Equity Purchase Agreement, dated as of January 15, 2003 (the "Purchase Agreement"), among the Parent, the Company and WCAS CP III. As used herein, the term "Note" or "Notes" includes the Senior Subordinated Note due 2014 of the Company and any Senior Subordinated Notes due 2014 subsequently issued upon exchange or transfer thereof.

                  3.       Interest.

                  (a) Subject to Section 3(b) below, until the principal amount hereof shall have become due and payable, the Company shall pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 10.2% per annum payable semi-annually on each July 15 and January 15, with the first such payment on July 15, 2003 (each such day being referred to as an "Interest Payment Date"). Notwithstanding the foregoing, from and after the time that the principal amount hereof shall have become due and payable, whether at maturity or by acceleration or otherwise, interest on the principal amount hereof (computed on the basis of a 360-day year consisting of twelve 30-day months) shall accrue at a rate of 12.2% per annum, such interest to be payable on demand.

                  (b)      Notwithstanding anything to the contrary contained in
Section 3(a), on each Interest Payment Date, the Company shall make cash interest payments only to the extent not prohibited by Section 18 (including, without limitation, clauses (iii) and (iv) of Section 18(a)).

                  (c) To the extent that any portion of the interest due in cash on any Interest Payment Date is not paid in cash pursuant to Section 3(b) or as otherwise agreed to in writing by the holder of this Note, an amount equal to the interest that would have accrued on the principal amount hereof at a rate of 12.2% per annum during the semi-annual interest period ending on such Interest Payment Date shall automatically be added to the principal amount of this Note on such Interest Payment Date.

                  (d) On any Interest Payment Date on or after January 15, 2008, the Company shall pay any amount of accrued original issue discount on this Note as shall be necessary to ensure that this Note shall not be considered an "applicable high yield discount obligation" within the meaning of Section 163(i) of the Internal Revenue Code of 1986, as amended, or any successor provision; provided, however, that each such payment shall only be made to the extent not prohibited by Section 18 (including, without limitation, clauses
(iii) and (iv) of Section 18(a)). The amount of principal payable on this Note shall be reduced by the amount of any accrued original issue discount that is paid pursuant to this paragraph.

                  4.       Transfer, Etc. of Notes.

                  The Company shall keep at its office or agency maintained as provided in Section 12(a) a register in which the Company shall provide for the registration of this Note and for the registration of transfer and exchange of this Note. The holder of this Note may, at its option, and either in person or by its duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Company maintained as provided in
Section 12 and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Company, duly executed by the holder of such Note or its attorney duly authorized in writing. Every Note so made and delivered in exchange for such Note shall in all other respects be in the same form and have the same terms as such Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency. The Company shall provide written notice to the Agent and the Trustee of any transfer or exchange of the Note.

                  5. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from the holder thereof reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

                  6. Persons Deemed Owners; Holders. The Company may deem and treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue. With respect to any Note at any time outstanding, the term "holder", as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

                  7.       Prepayments.

                  (a) Optional Prepayment. Subject to the terms and conditions of the Senior Indebtedness Documents and Section 18, the Company may, at its option, prepay this Note without premium or penalty, as a whole at any time or in part from time to time in amounts which shall be integral multiples of $1,000,000.

                  (b) Mandatory Prepayment on Change of Control or an Initial Public Offering. Subject to the terms and conditions of the Senior Indebtedness Documents and Section 18, and except as might otherwise be agreed to by the holders of at least 66-2/3% of the aggregate principal amount then outstanding under the Notes, if at any time while this Note is outstanding (i) a Change of Control (as hereinafter defined) shall occur or (ii) the Parent or any of its subsidiaries shall complete a firm commitment underwritten public offering of capital stock of the Parent or any such subsidiary which is registered under the Securities Act of 1933, as amended, (an "IPO"), the Company shall repay, without penalty or premium, all principal and interest then outstanding hereunder.

                  (c) For purposes of this Section 7, a "Change in Control" shall be deemed to have occurred if:

                  (i) any person or any persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto, together with any affiliates or related persons thereof, other than the Sponsor Group, shall beneficially own (for purposes of Rule 13d-3 of the Exchange Act or any successor provision thereto) at least 50% of the aggregate voting power of all classes of voting membership interests of the Parent;

                  (ii) any person or Group, together with any affiliates or related persons thereof, other than the Sponsor Group, shall succeed in having a majority of its or their nominees elected to the Board of Directors of the Parent;

                  (iii) the Company is a party to any merger or consolidation with any other business entity, at the conclusion of which transaction the stockholders or members of the Company, as applicable, immediately prior to the transaction do not continue to hold a majority of the total voting capital stock or membership interests of the successor entity, in substantially the same proportions, following such transaction; or

                  (iv) the Parent or the Company sells, leases, transfers or otherwise disposes of all or substantially all of its assets;

         provided, however, that in no event shall a foreclosure on any collateral pledged in respect of obligations arising under or in connection with the Credit Documents or the High Yield Documents constitute a Change of Control.

                  (d) In the event of a Change in Control or an IPO, the Company will promptly, in good faith, (i) seek to obtain all required consents of the holders of all Senior Indebtedness (as defined herein) to permit the prepayment contemplated by Section 7(b), or (ii) to the extent that it is permitted to do so pursuant to the terms and conditions of the Senior Indebtedness Documents, repay some or all of such holders of Senior Indebtedness to the extent necessary (including, if necessary, payment in full of such Senior Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the prepayment contemplated hereby without such consent.

                  8. Notice of Prepayment and Other Notices. The Company shall give written notice of any prepayment of this Note or any portion hereof pursuant to Section 7 not less than 30 or more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment and all other notices to be given to the holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Company on the date of mailing such notice of prepayment or other notice. Upon notice of prepayment being given as aforesaid, the Company covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the principal amount thereof so called for prepayment, together with interest accrued thereon to the date fixed for such prepayment. A prepayment of less than all of the outstanding principal amount of this Note shall not relieve the Company of its obligation to make scheduled payments of interest payable in respect of the principal remaining outstanding on the Interest Payment Dates.

                  9. Allocation of All Payments. In the event of any partial payment of less than all of the interest then due on the Notes then outstanding or any prepayment, purchase, redemption or retirement of less than all of the outstanding Notes, the Company will allocate the amount of interest so to be paid and the principal amount so to be prepaid, purchased, redeemed or retired to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

                  10. Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for such purpose, the Company shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein for overdue principal.

                  11. Surrender of Note; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Company to execute and deliver at the expense of the Company (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which the interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

                  12. Covenants Relating to the Note. The Company covenants and agrees that so long as the Note shall be outstanding:

                  (a) Maintenance of Office. The Company will maintain an office or agency in such place in the United States of America as the Company may designate in writing to the registered holder of this Note, where this Note may be presented for registration of transfer and for exchange as herein provided, where notices and demands to or upon the Company in respect of this Note may be served and where this Note may be presented for payment. Until the Company otherwise notifies the holder hereof, said office shall be the principal office of the Company located at One Burton Hills Boulevard, Suite 250, Nashville, Tennessee 37215.

                  (b) Payment of Taxes. The Company will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all material lawful taxes and assessments imposed upon the Company or any of its subsidiaries or upon the income and profits of the Company or any of its material subsidiaries, or upon any property, real, personal or mixed, belonging to the Company or any of its material subsidiaries, as well as all material lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such property or any part thereof; provided, that, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

                  (c) Corporate Existence. The Company will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of each of its material subsidiaries; provided, that, the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any material subsidiary, its existence or any such right or franchise, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity.

                  (d) Maintenance of Property. The Company will at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all significant properties of the Company and its subsidiaries used in the conduct of its business, and will from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that its business may be properly and advantageously conducted at all times; provided, that, nothing in this Section 12(d) shall prevent the Company from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity.

                  (e) Insurance. The Company will, and will cause each of its subsidiaries to, (i) keep adequately insured, by financially sound and reputable insurers or through self-insurance, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (ii) carry, with financially sound and reputable insurers or through self-insurance, such other insurance (including without limitation liability insurance) in such amounts as are available at reasonable expense and to the extent believed advisable in the good faith business judgment of the Company.

                  (f) Keeping of Books. The Company will at all times keep, and cause each of its subsidiaries to keep, proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

                  (g) Notice of Default. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 14 shall occur, the Company shall, immediately after it becomes aware that any such event has occurred, give notice to the holder of this Note, specifying the nature of such event.

                  (h) Financial Reporting. The Company shall furnish to the holder hereof:

                  (i) within 90 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, changes in stockholders' equity and changes in financial position of the Parent and its subsidiaries for the fiscal year then ended, together with supporting notes thereto, certified without qualification as to scope of audit by a firm of independent certified public accountants of recognized national standing selected by the Board of Directors of the Parent;

                  (ii) within 45 days after the end of each quarter in each fiscal year (other than the last quarter in each fiscal year), a consolidated balance sheet of the Parent and its subsidiaries and the related consolidated statements of operations, changes in stockholders' equity and changes in financial position of the Parent and its subsidiaries for the quarter then ended, unaudited but certified by the principal financial officer of the Parent, such balance sheet to be as of the end of such quarter and such statements of operations, changes in stockholders' equity and changes in financial position to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to normal year-end adjustments;

                  (iii) promptly upon filing, copies of all registration statements, prospectuses, periodic reports and other documents filed by the Parent with the Securities and Exchange Commission; and

                  (iv) promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Parent or any subsidiary as the holder hereof may reasonably request, subject to such confidentiality agreements as the Company may reasonably request.

                  (i) Consolidation, Merger and Sale. The Company will not consolidate or merge with or into, or sell or otherwise dispose of all or substantially all of its property to, any other corporation or other entity, unless:

                  (i) in the event of any such transaction which constitutes a Change in Control (as defined in Section 7 hereof), and in connection with which the Company for any reason shall not prepay all principal and interest then outstanding under this Note (whether or not prepayment is restricted by the terms and conditions of the Credit Documents), the Company shall have obtained the written consent of the holders of at least 66-2/3% of the aggregate principal amount then outstanding under the Notes;

                  (ii) the surviving corporation or other entity (if other than the Company) shall expressly and effectively assume in writing the due and punctual payment of the principal of and interest on this Note, according to its tenor, and the due and punctual performance and observance of all the terms, covenants, agreements and conditions of this Note to be performed or observed by the Company to the same extent as if such surviving corporation had been the original maker of this Note; and

                  (iii) the Company or such other corporation or other entity shall not otherwise be in default in the performance or observance of any covenant, agreement or condition of this Note or the Purchase Agreement.

                  (j) Restricted Payments. Neither the Parent nor the Company will directly or indirectly (i) declare or pay any dividends on, or make any other distribution or payment on account of, or redeem, retire, purchase or otherwise acquire for value, any shares of any class of capital stock or membership interests, whether now or hereafter outstanding, or make any other distribution in respect thereof, whether in cash, property or in obligations of the Parent or the Company or (ii) make any voluntary or optional payments of principal of, or retire, redeem, purchase or otherwise acquire for value any indebtedness other than Senior Indebtedness; provided, that, (a) each of the Parent and the Company may declare and make dividend payments or other distributions payable solely in its capital stock or membership interests, (b) the Parent and the Company may repurchase capital stock or membership interests of the Parent held by held by departing employees, former employees, directors or former directors of the Parent or any of its subsidiaries in an amount not to exceed $1,500,000 in the aggregate during any fiscal year of the Parent, (c) the Company may make dividends or other distributions to the Parent to pay any taxes that are owed by the Parent as part of a consolidated, combined or unitary or other group which includes the Company, to cover that portion of such taxes which are reasonably attributable to the Company and any other subsidiaries of the Company that are included in such group; and (d) the Company may make distributions to the Parent in any fiscal year, beginning with the fiscal year ended December 31, 2003, so that the Parent may pay to the Sponsor Group any management, transaction or similar fees and expenses reimbursements to the extent permitted by the Credit Documents and the High Yield Documents.

                  13.      Modification by Holders; Waiver.

                  (a) The Company may, with the written consent of the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Company under any such Note, and the observance by the Company of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66-2/3% in principal amount of the Notes then outstanding; provided however, that the provisions of Section 18 hereof may only be modified or waived in accordance with Section 18(i); provided further, however, that no such modification or waiver shall:

                  (i) change the maturity of any Note, reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon without the consent of the holder of each Note so affected; or

                  (ii) give any Note any preference over any other Note, including, without limitation, by amending the allocation provisions of
         Section 9 hereof; or

                  (iii) reduce the percentage of principal amount outstanding under any Note, the consent of the holder of which is required for any such modification;

without the consent of the holder of each Note so affected.

                  (b) Any such modification or waiver shall apply equally to each holder of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of such modification or waiver to the holders of the Notes at the time outstanding.

                  (c) Notwithstanding anything to the contrary herein, the Notes shall not be amended in a manner that would shorten the final maturity or average life to maturity of any Note, require any payment thereof to be made sooner than originally scheduled, increase the interest rate applicable thereto or otherwise adversely affect the Company, the Lenders or the High Yield Noteholders without the prior written consent of (x) so long as any Senior Indebtedness is outstanding under the Credit Documents or any commitment to extend Senior Indebtedness under the Credit Documents is in effect, the Agent or the Lenders holding a majority of the Senior Indebtedness outstanding under the Credit Agreement and (y) if no Senior Indebtedness is outstanding under the Credit Documents and no commitment to extend Senior Indebtedness under the Credit Documents is in effect, or if such modification adversely affects solely or disproportionately the High Yield Noteholders under the Notes, the requisite holders of the Senior Indebtedness under the Indenture authorized to give such consent thereunder.

                  14.      Events of Default. Subject to the provisions of
Section 18 of this Note (including without limitation Section 18(b)), if an Event of Default (as hereinafter defined) shall occur (for any reason whatsoever, and whether such occurrence shall, on the part of the Company or any of its subsidiaries, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority) and such Event of Default shall be continuing then the holders of at least 66-2/3% in aggregate principal amount of the Notes at the time outstanding may, at their option, by a notice in writing to the Company, the Agent and the Trustee, declare the Notes to be, and the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon, without diligence, presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company to the extent permitted by law. The Company expressly agrees that the Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Company hereunder.

                  Each of the following events shall be an "Event of Default":

                  (i) default shall be made in the payment of the principal of this Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment (in accordance with the requirements of Section 7) or by acceleration or otherwise, within 15 days after any such amount becomes due and payable in accordance with the terms hereof;

                  (ii) default shall be made in the payment of any installment of cash interest on this Note according to its terms when and as the same shall become due and payable and such default shall continue for a period of 15 days;

                  (iii) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Company contained in Section 12(i);

                  (iv) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or of the Purchase Agreement, and such default shall continue for 30 days after written notice thereof, specifying such default and requesting that the same be remedied;

                  (v) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any of its subsidiaries in any involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its subsidiaries for any substantial part of any of their property or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                  (vi) the commencement by the Company or any of its subsidiaries of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its subsidiaries for any substantial part of any of their property, or the making by any of them of any assignment for the benefit of creditors, or the failure of the Company or of any of its subsidiaries generally to pay its debts as such debts become due, or the taking of corporate action by the Company or any of its subsidiaries in furtherance of or which might reasonably be expected to result in any of the foregoing;

                  (vii) default, as defined in any instrument evidencing or under which the Company or any of its subsidiaries has outstanding at the time any indebtedness for money borrowed in excess of $10,000,000 in aggregate principal amount, shall occur and as a result thereof the maturity of any such indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 30 days; or

                  (viii) final judgment for the payment of money in excess of $10,000,000 shall be rendered against the Company or any of its subsidiaries (to the extent such judgment is not paid or covered by insurance provided by a carrier that has acknowledged coverage in writing and has the ability to perform) and the same shall remain unpaid or undischarged for a period of 60 days during which execution shall not be effectively stayed.

                  15.      Suits for Enforcement. Subject to the provisions of
Section 18 of this Note, in case any one or more of the Events of Default specified in Section 14 of this Note shall occur and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

                  In case of any default under this Note, the Company will pay to the holder hereof such amounts as shall be sufficient to cover the costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

                  16. Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  17. Remedies Not Waived. No course of dealing between the Company and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of the holder of this Note.

                  18.      Subordination.

                  (a) Anything contained in this Note or the Purchase Agreement to the contrary notwithstanding, the indebtedness and other obligations related to such indebtedness evidenced by this Note and the Purchase Agreement shall be subordinate in right of payment and junior, to the extent and in the manner set forth in this Section 18, to the prior payment in full in cash of all Senior Indebtedness.

                  (i) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full in cash before any payment, whether on account of principal, interest or otherwise, is made upon the Notes.

                  (ii)     In any of the proceedings referred to in paragraph
         (i) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations to which the holder of this Note would be entitled except for the provisions of this Section 18 shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, (A) first, to the Agent for application to the Senior Indebtedness under the Credit Documents until all such Senior Indebtedness shall have been paid in full in cash, (B) second, to the Trustee for application to the Senior Indebtedness under the Indenture until all such Senior Indebtedness shall have been paid in full in cash and (C) third, any remaining amounts to the holder of this Note.

                  (iii) In the event that the Company shall default in the payment of any principal, premium (if any), interest or other amount owing in respect of any Senior Indebtedness, as and when the same shall become due and payable (after any applicable grace period), then, for so long as any such payment default shall continue, the Company will not make, directly or indirectly, to the holder of this Note any payment or distribution of any kind or character of or on account of all or any part of the indebtedness evidenced by this Note, or defease, retire, redeem or otherwise acquire this Note for cash or other property; provided, that, no notice shall be required to be delivered pursuant to this Section 18(a)(iii) in connection with any such payment default.

                  (iv) Upon receipt by the holder of this Note of a notice from the Agent or the Trustee that an Event of Default (as defined in the Credit Agreement or the Indenture, as applicable), other than a payment default described in Section 18(a)(iii) above (a "Nonpayment Event of Default"), shall have occurred and be continuing (which notice shall specify that it is being delivered pursuant to this Section 18(a)(iv) (a "Payment Blockage Notice")), the Company will not make, directly or indirectly, to the holder of this Note any payment or distribution of any kind or character of or on account of all or any part of the indebtedness evidenced by this Note, or defease, retire, redeem or otherwise acquire this Note for cash or other property during the period commencing on the date of delivery of such Payment Blockage Notice until the earliest of (x) such time as each Event of Default upon which such Payment Blockage Notice is based shall have been cured or waived in writing by the requisite holders of the applicable Senior Indebtedness, (y) the time at which (i) in the case of a Payment Blockage Notice from the Agent, all Senior Indebtedness under the Credit Agreement shall have been paid or otherwise satisfied or discharged in full in cash and (ii) in the case of a Payment Blockage Notice from the Trustee, all Senior Indebtedness under the Indenture shall have been paid or otherwise satisfied or discharged in full and
         (z) 179 days after the date of delivery of such Payment Blockage Notice. The Trustee and the Agent may each deliver up to two Payment Blockage Notices pursuant to this Section 18(a)(iv) during any 360-day period; provided, however, that (A) in no event may payments be blocked pursuant to this Section 18(a)(iv) for more than 180 days during any 360-day period, (B) not more than one interest payment with respect to this Note may be blocked pursuant to this
         Section 18(a)(iv) during any 360-day period and (C) no Nonpayment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the holder hereof shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such Nonpayment Event of Default has been cured or waived for a period of not less than 90 days.

                  (b) The holder of this Note shall not commence, or join with any other creditor in commencing, any of the proceedings referred to in
Section 18(a)(i) above with respect to the Company unless any holder of Senior Indebtedness under the Credit Agreement or under the Indenture shall also join in bringing such proceeding. In connection with any proceeding described in
Section 18(a)(i), the Agent (or, if all Senior Indebtedness under the Credit Documents has been paid in full in cash, the Trustee) shall have the right to request the holder of this Note to file a proof of claim in respect of this Note and, in the event such holder fails to do so within five days prior to any deadline fixed in such proceeding for the filing of such proof of claim, the Agent (or the Trustee, if applicable) is hereby irrevocably authorized to file such proof of claim on behalf of the holder of this Note. Notwithstanding anything to the contrary herein, upon the occurrence of any Event of Default, the holders of the Notes shall not (A) declare the Notes to be due and payable in accordance with Section 14 hereof or (B) during any period in which the Company is prohibited from making any payment with respect to the Notes pursuant to clause (iii) or (iv) of Section 18(a), take any action of set-off or recoupment or take any action to enforce or exercise any right or remedy relating to the collection of the Notes or sue the Company, in each case unless all the then outstanding Senior Indebtedness shall have been (i) declared due and payable prior to the date on which it was otherwise due and payable or (ii) paid in full in cash and all obligations to provide financial accommodations to the Company under the Credit Documents have terminated; provided, however, that if the outstanding Senior Indebtedness shall have been declared due and payable prior to the date on which it was otherwise due and payable, the holders of the Notes shall not take any action of set-off or recoupment against the indebtedness under the Notes until all the outstanding Senior Indebtedness shall have been paid in full in cash and all obligations to provide financial accommodations to the Company under the Credit Documents have terminated.

                  (c) After the payment in full in cash of all Senior Indebtedness and all obligations to provide financial accommodations to the Company under the Credit Documents have terminated, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Indebtedness, until the principal of, and interest on, this Note shall be paid in full in cash, and, as between the Company, its creditors (other than the holders of Senior Indebtedness), and the holders of the Notes, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Section 18 which otherwise would have been made to the holders of the Notes shall be deemed a payment by the Company on account of the Senior Indebtedness, it being understood that the provisions of this Section 18 are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the

Senior Indebtedness, on the other hand. Subject to the rights, if any, under this Section 18 of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the holders of the Notes, nothing herein shall either impair, as between the Company and the holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder hereof the principal hereof and interest hereon in accordance with the terms hereof or prevent (except as otherwise specified herein) the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder.

                  (d) If any payment or distribution of any character, whether in cash, securities or other property, shall be received by the holder of this Note in contravention of this Section 18, such payment or distribution or security shall be held by the holder of this Note in trust for the benefit of, and shall be paid over or delivered and transferred, (i) first, to the Agent for application to the Senior Indebtedness under the Credit Documents until all such Senior Indebtedness shall have been paid in full in cash and (ii) second, to the Trustee for application to the Senior Indebtedness under the Indenture until all such Senior Indebtedness shall have been paid in full in cash; provided, however, that in the case of a default in the payment of any amount (other than principal, premium (if any) or interest) in respect of any Senior Indebtedness, the amount required to be held in trust pursuant to this Section 18(d) shall not exceed the amount of such defaulted payment and such amount shall be paid over to the Agent or the Trustee, as applicable, to cure such payment default. Any amounts remaining after payment, delivery and transfer in accordance with this Section 18(d) may be retained by the holder of this Note.

                  (e) The rights under these subordination provisions of the holders of any Senior Indebtedness as against any holders of the Notes shall remain in full force and effect without regard to, and shall not be unpaired or affected by:

                  (i)      any act or failure to act on the part of the Company;
         or

                  (ii) any extension or indulgence in respect of any payment or prepayment of any Senior Indebtedness or any part thereof or in respect of any other amount payable to any holder of any Senior Indebtedness; or

                  (iii) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Indebtedness or any other agreement which may be made relating to any Senior Indebtedness; or

                  (iv) any exercise or non-exercise by the holder of any Senior Indebtedness of any right, power, privilege or remedy under or in respect of such Senior Indebtedness or these subordination provisions or any waiver of any such right, power, privilege or remedy or of any default in respect of such Senior Indebtedness or these subordination provisions or any receipt by the holder of any Senior Indebtedness of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Indebtedness; or

                  (v) any merger or consolidation of the Company or any of its subsidiaries into or with any other person, or any sale, lease or transfer of any or all of the assets of the Company or any of its subsidiaries to any other person; or

                  (vi) absence of any notice to, or knowledge by, any holder of any claim hereunder of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (i) through (v).

                  (f) The holder of this Note unconditionally waives (i) all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Indebtedness, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any Senior Indebtedness (including any such notice for purposes of Section 18(a)(iii) hereof) and notice of any failure on the part of the Company to perform and comply with any covenant, agreement, term or condition of any Senior Indebtedness (other than any Payment Blockage Notice delivered under Section 18(a)(iv) hereof), (ii) any right to the enforcement, assertion or exercise by any holder of any Senior Indebtedness of any right, power, privilege or remedy conferred in such Senior Indebtedness or otherwise,
(iii) any requirements of diligence on the part of any holder of any of the Senior Indebtedness, (iv) any requirement on the part of any holder of any Senior Indebtedness to mitigate damages resulting from any default under such Senior Indebtedness and (v) any notice of or right to assent to any sale, transfer, renewal, extension, modification, amendment, restatement, acceleration, compromise, supplement, termination, exchange, waiver, release or disposition of any Senior Indebtedness by any holder thereof.

                  (g)      The obligations of the holder of this Note under this
Section 18 shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness, or any other payment to any holder of any Senior Indebtedness in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Indebtedness upon the occurrence of any proceeding referred to in Section 18(a)(i) or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property or otherwise, all as though such payment had not been made. The holder of this Note agrees that, in the event that any payment to any holder of any Senior Indebtedness in its capacity as such is rescinded or must otherwise be restored or returned by the holder of such Senior Indebtedness upon the occurrence of any proceeding referred to in Section 18(a)(i), any payment or distribution received by the holder of this Note on account of this Note at any time after the date of the payment so rescinded, including payments received pursuant to a right of subrogation, shall be deemed to have been received by the holder of this Note in trust for the benefit of, and shall be paid over and delivered and transferred to, the holder of such Senior Indebtedness. In the event of the failure of any such holder to endorse or assign any such payment, each holder of any Senior Indebtedness is hereby irrevocably authorized to endorse or assign the name of such holder.

                  (h) The holder of this Note will not take or accept any collateral or security with respect to the Company's obligations hereunder.

                  (i)      The subordination and other provisions of this
Section 18 shall be binding upon any holder of this Note and upon the successors and assigns of any holder of this Note. All references herein to the holder of this Note shall be deemed to include any successor or successors or assigns, whether immediate or remote, to the holder of this Note.

                  (j) The holder of this Note, by accepting this Note, acknowledges and agrees that the foregoing provisions of this Section 18 are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The provisions of this Section 18 are for the benefit of the holders of Senior Indebtedness from time to time and, so long as (i) any Senior Indebtedness is outstanding and any commitment to extend Senior Indebtedness under the Credit Documents is in effect, may not be rescinded, canceled, amended or modified in any way that adversely affects the Lenders or the High Yield Noteholders without the prior written consent of (x) so long as any Senior Indebtedness is outstanding under the Credit Documents or any commitment to extend Senior Indebtedness under the Credit Documents is in effect, the Agent or the holders of a majority of the Senior Indebtedness outstanding under the Credit Agreement and (y) if no Senior Indebtedness is outstanding under the Credit Documents and no commitment to extend Senior Indebtedness under the Credit Documents is in effect, or if such modification adversely affects solely or disproportionately the High Yield Noteholders under the Notes, the requisite holders of the Senior Indebtedness under the Indenture authorized to give such consent thereunder.

                  19. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                  20. GOVERNING LAW; WAIVER OF RIGHT TO TRIAL BY JURY: ETC. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS NOTE AND AGREES THAT ANY SUCH PROCEEDING MAY, IF THE HOLDER SO ELECTS, BE BROUGHT AND ENFORCED IN THE SUPREME COURT OF THE STATE OF NEW YORK FOR NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE COMPANY HEREBY WAIVES ANY OBJECTION TO JURISDICTION OR VENUE IN ANY SUCH PROCEEDING COMMENCED IN SUCH COURT. The Company further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of New York, by registered mail addressed to it at its office or agency set forth in Section 12(a) for purposes of notices hereunder.

                  22. Headings. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

                  23. Third Party Beneficiaries. The provisions of Section 18 are intended to be for the benefit of each holder of Senior Indebtedness, and shall be enforceable directly by the Agent or the Trustee, on behalf of such holders.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                      ARDENT HEALTH SERVICES, INC.

                                      By: /s/ William P. Barnes
                                          --------------------------------------
                                          Name:  William P. Barnes
                                          Title: Senior Vice President/Treasurer